UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): 6/3/2026

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 3, 2026, the Company held its annual meeting of stockholders (the “Meeting”). Present at the Meeting online or represented by proxy were holders of 53,866,520 shares of common stock of the Company, representing 70.12% of the voting power of the shares of common stock of the Company as of the close of business on April 9, 2026, the record date for the Meeting. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2026 (the “Proxy Statement”).

Item 1.	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Eisenberg	27,119,000	7,419,671	19,327,849
Debra Schwartz	30,242,730	4,295,941	19,327,849

Based on the foregoing votes, each of Michael Eisenberg and Debra Schwartz was elected to serve as a Class III Director until the 2029 annual meeting of stockholders and until their successor has been duly elected and qualified.

Item 2.	Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
53,510,757	227,383	128,380

Based on the foregoing votes, the Company's stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Item 3.	Approval, on an Advisory (Non-Binding) Basis of the Compensation of Our Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,476,061	7,955,312	107,298	19,327,849

Based on the foregoing votes, the stockholders approved the compensation of the Company’s named executive officers on an advisory (non-binding) basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: June 5, 2026	By:	/s/ Daniel Schreiber
Daniel Schreiber
Chief Executive Officer